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                                  Exhibit 99.1

                              FOR IMMEDIATE RELEASE

 MECHANISM OF BLOOD VESSEL INHIBITION OF TROPONIN I, BOSTON LIFE SCIENCES' ANTI-
        ANGIOGENIC, PRESENTED AT AMERICAN SOCIETY OF HEMATOLOGY MEETING

December 13, 1999--Boston, MA--Boston Life Sciences, Inc. (NASDAQ: BLSI) announced that its collaborating researchers at Beth Israel Deaconess Medical Center and Harvard Medical School have identified and described one of the possible mechanisms by which BLSI's anti-angiogenic Troponin I inhibits angiogenesis. The results of the study were presented by Laurie Feldman, Ph.D., at the recent national meeting of the American Society of Hematology, held in New Orleans, December 3-7, 1999.

The results of the study, entitled Troponin I inhibits endothelial cell proliferation by interaction with the cell's bFGF receptor, indicate that the anti-angiogenic properties of Troponin I may be explained by the direct interaction (and inhibition) by Troponin I with the bFGF receptor on endothelial cells. Direct interaction of Troponin I with the bFGF receptor results in the cell's unresponsiveness to basic Fibroblast Growth Factor (bFGF). Since bFGF is one of the major pro-angiogenic stimuli produced by tumors, this mechanism may be responsible for the potent in vivo anti-angiogenic and anti-metastatic effects of Troponin I. Since VEGF (another important pro-angiogenic stimulus) stimulation of endothelial cell proliferation is similarly inhibited by Troponin I, it appears likely that Troponin I inhibits both these factors by similar mechanisms; i.e., by direct inhibition of their respective receptors.

"The fact that Troponin I has now been shown to work by direct inhibition of the bFGF receptor, and the prospect that Troponin I inhibits VEGF by a similar mechanism makes Troponin I somewhat unique in this regard," stated Marc E. Lanser, MD, Chief Scientific Officer of BLSI. "To our knowledge, no other anti-angiogenic factor has been shown to work by direct inhibition of both the bFGF and VEGF receptors. This mechanism, if confirmed through further experimentation, could have significant potential advantages, since it would allow for inhibition of the two most important pro-angiogenic stimuli without having to administer a mixture of antibodies or small molecules against intracellular targets.

Dr. Lanser noted that the Company expects to initiate a Phase I/II human study in sarcomas and prostate cancer patients at the Dana Farber Cancer Institute in Boston during the first half of 2000.

BLSI is developing novel treatments for cancer, autoimmune diseases, and central nervous system disorders. In addition to Troponin I, BLSI's products awaiting FDA review, in clinical trials or in preclinical development include:
Altropane(TM), a radioimaging agent for the diagnosis of Attention Deficit Disorder and Parkinson's Disease; AF-1 and Inosine, nerve growth factors for the treatment of stroke and spinal cord injury and Therafectin(R), an oral drug for the treatment of Rheumatoid Arthritis.

Statements made in this press release other than statements of historical fact represent forward-looking statements. Such statements include, without limitation, statements regarding expectations or beliefs as to future results or events, such as the expected timing and results of clinical trials, schedules of IND, NDA, and other regulatory submissions, the timing of product introductions, the market size for the Company's products and possible advantages of the Company's products. All such forward-looking statements involve substantial risks and uncertainties and actual results may vary materially from these statements. Factors that may affect future results include: results of scientific data from clinical trials; delays in the regulatory or development processes; the ability to obtain intellectual property protection, the availability of financing, market acceptance of the Company's products and other possible risks and uncertainties that have been noted in reports filed by the Company with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K/A.


For additional information, please contact:

Corporate                     Investor                   Media
Marc Lanser, M.D.             Maria Zapf                 Jim Weinrebe
Chief Scientific Officer      Investor Relations         Schwartz Communications
617.425.0200                  617.425.0200               781.684.0770